EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES JANUARY CASH DISTRIBUTION

Dallas, Texas, January 20, 2015 – Southwest Bank, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.160251 per unit, payable on February 13, 2015, to unitholders of record on January 30, 2015. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	19,000	110,000	$74.17	$6.61
Prior Month	21,000	152,000	$81.06	$5.80

Excess Costs

XTO Energy has advised the trustee that lower oil prices and increased costs caused costs to exceed revenues on properties underlying the Texas Working Interest net profits interests. However, these excess costs did not reduce net proceeds from the remaining conveyances.

For more information on the Trust, please visit our web site at www.crt-crosstimbers.com.

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Contact:	Nancy G. Willis Vice President Southwest Bank, Trustee Toll Free – 855-588-7839